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                                                               EXHIBIT (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:             GIVE THE
                                   SOCIAL SECURITY
                                     NUMBER OF--
--------------------------------------------------------
 1. An individual's           The individual
    account

 2. Two or more               The actual owner of the
    individuals (joint        account or, if combined
    account)                  funds, any one of the
                              individuals(1)

 3. Husband and wife          The actual owner of the
    (joint account)           account or, if joint
                              funds, either person(1)

 4. Custodian account of a    The minor(2)
    minor (Uniform Gift to
    Minors Act)

 5. Adult and minor (joint    The adult or, if the minor
    account)                  is the only contributor,
                              the minor(1)
 6. Account in the name of    The ward, minor, or
    guardian or committee     incompetent person(3)
    for a designated ward,
    minor or incompetent
    person

 7. a. The usual revocable    The grantor-trustee(1)
       savings trust
       account (grantor is
       also trustee)
    b. So-called trust        The actual owner(1)
       account that is not
       a legal or valid
       trust under state
       law
 8. Sole proprietorship       The owner(4)
    account
--------------------------------------------------------

--------------------------------------------------------
GIVE THE EMPLOYER
IDENTIFICATION
NUMBER OF--
--------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:
FOR THIS TYPE OF ACCOUNT:              GIVE THE
                                   SOCIAL SECURITY
                                     NUMBER OF--
--------------------------------------------------------
 9. A valid trust, estate,    The legal entity (Do not
    or pension trust          furnish the identification
                              number of the personal
                              representative or trustee
                              unless the legal entity
                              itself is not designated
                              in the account title.)(5)

10. Corporate account         The corporation

11. Religious, charitable,    The organization
    or educational
    organization account

12. Partnership account       The partnership

13. Association, club or      The organization
    other tax-exempt
    organization

14. A broker or registered    The broker or nominee
    nominee

15. Account with the          The public entity
    Department of
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments

--------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a) of the Code.

- An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
- Payments described in section 6049(b)(5) of the Code to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451 of the Code.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

    Exempt payees described above must still complete the substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

    PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.